Sherb & Co., LLP
7900 Glades Road
Suite 540
Boca Raton, FL 33434

Exhibit 16.1

November 13, 2012

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Commissioners:

We have read the statements made by Imaging Diagnostic Systems, Inc., which was filed with the commission, pursuant to Item 4.01 of Form 8-K, report dated November 12, 2012. We agree with the statements under Item 4.01 concerning our firm in such Form 8-K.

Sincerely,

/s/ Sherb & Co., LLP

Certified Public Accountants